UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2004

OPEN SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT 06033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report.)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Stock Purchase Agreement
Ex-99.1 Press Release dated July 9, 2004

Item 2. Acquisition or Disposition of Assets.

     On July 8, 2004, RD Acquisition Corp. (the “Subsidiary”), a wholly-owned subsidiary of Open Solutions Inc. (the “Registrant”), purchased all of the outstanding shares of capital stock of re:Member Data Services, Inc. (“re:Member”) pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 8, 2004, among David B. Becker, John E. Taylor, as Trustee of the David B. Becker Family Trust and David B. Becker, as Trustee of the David B. Becker Charitable Remainder Unitrust, as shareholders of re:Member (the “Stockholders”), and the Subsidiary. The aggregate consideration paid for all of the outstanding shares of capital stock of re:Member was $20,000,000, of which $2,326,000 is to be held in escrow subject to a purchase price adjustment based on re:Member’s net current assets and certain of re:Member’s liabilities as of July 8, 2004 and the collection of accounts receivable, as well as to secure indemnification obligations of the Stockholders. The purchase price was paid from working capital of the Registrant.

     The terms of the Stock Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Stock Purchase Agreement, to the best knowledge of the Registrant, the Registrant nor any of its affiliates, any director or officer of the Registrant, nor any associate of any such director or officer, had any material relationship with re:Member or the Stockholders.

     re:Member, headquartered in Indianapolis, Indiana, provides electronic data processing services to credit unions. The assets that were acquired include intellectual property, contracts, computer equipment and software, accounts receivable, and other fixed assets. The Registrant intends to continue to use the assets of re:Member constituting plant, equipment or other physical property substantially in the same manner in which they were used by re:Member immediately prior to the execution of the Stock Purchase Agreement.

     The Registrant issued a press release regarding the Stock Purchase Agreement on July 9, 2004, which is attached as an exhibit to this report.

     The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as an exhibit to this report.

     Statements made in this report that state the Registrant’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this report and the Registrant undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Registrant’s actual intentions, beliefs, expectations or predictions to differ materially from those projected in such forward-looking statements, including economic, competitive, governmental, technological and other factors discussed in the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired

     Not filed herewith. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 60 days of the date of this filing with the Securities and Exchange Commission.

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     (b) Pro Forma Financial Information

     Not filed herewith. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 60 days of the date of this filing with the Securities and Exchange Commission.

     (c) Exhibits

     The Exhibits to this report are listed in the Exhibit Index attached hereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.
Date: July 12, 2004	By:	/s/ Carl D. Blandino
Carl D. Blandino
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated as of July 8, 2004, by and among David B. Becker, John E. Taylor, as Trustee of the David B. Becker Family Trust and David B. Becker, as Trustee of the David B. Becker Charitable Remainder Unitrust, as shareholders of re:Member Data Services, Inc., and RD Acquisition Corp.

99.1	Press Release dated July 9, 2004.